Exhibit 34 a)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
LandAmerica Tax and Flood Services, Inc.

We have examined management's assertion, included in the accompanying Report on Assessment of
Compliance w ith Regulation AB Servicing Criteria ("Management's Report"), that LandAmerica Tax and Flood Services, Inc. (the "Company") complied with the servicing criteria set forth in Item
1122(d) of the U.S. Securities and Exchange Commission's Regulation AB for the residential mortgage backed securities for which the Company served as third-party property tax payment provider on the underlying collateral (the "Platform") as of and for the year ended December 31,
2006, excluding criteria 1122(d)(1)(i)(iv), 1122(d)(2)(i)(vii), 1122(d)(3)(i)(iv), 1122(d)(4)(i)(x) and
1122(d)(4)(xiii)(xv), which management has determined are not applicable to the activities performed by the Company with respect to the Platform. Management is responsible for the
Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the applicable servicing criteria for the Platform based on our examination.
Our examination was conducted in accordance with the standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria for the Platform and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities constituting the Platform and evaluating whether the Company performed servicing activities related to those transactions and securities in compliance with the applicable servicing criteria for the period covered by this report.
Accordingly, our testing may not have included servicing activities related to each asset-backed transaction or security constituting the Platform. Further, our examination was not designed to detect material noncompliance that may have occurred prior to the period covered by this report and that may have affected the Company's servicing activities during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the applicable servicing criteria.
In our opinion, management's assertion that LandAmerica Tax and Flood Services, Inc. complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006 is fairly stated, in all material respects.

/s/: GRANT THORNTON LLP

Irvine, CA
February 20, 2007

Exhibit 34 b)

E&Y Logo
Ernst & Young LLP
Phone: (612) 343-1000 220
South Sixth Street, Ste. 1400 www.ey.com
Minneapolis, MN 55402-4509

Report of Independent Registered Public Accounting Firm

We have examined management's assertion, included in the accompanying Report on
Assessment of Compliance with SEC Regulation AB Servicing Criteria, that U.S. Bank
National Association (the Company) complied with the servicing criteria set forth in
Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for
the Corporate Trust Asset Backed Securities platform (the Platform) as of and for the year ended December 31, 2006, except for criteria 1122 (d)(1)(iii), 1122 (d)(4)(i),
1122 (d)(4)(ii), and 1122 (d)(4)(iv) through 1122 (d)(4)(xiv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the
Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006, for the Corporate Trust Asset Backed Securities platform is fairly stated, in all material respects.

/s/ Ernst & Young LLP

February 26, 2007
A Member Practice of Ernst & Young Global

Exhibit c)
[Deloitte Logo]
Deloitte & Touche LLP
Suite 3900
111 SW Fifth Avenue
Portland, OR 97204-3642
USA
Tel: +1 503 222 1341
Fax: + 503 224 2172
www.deloitte.com
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
Wilshire Credit Corporation
We have examined Wilshire Credit Corporation's (the "Company"), a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a division of Merrill Lynch & Co., New York, NY, compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange
Commission's Regulation AB for the Residential Mortgage Loan Platform (the "Platform")
described in the accompanying Management's Assertion on Compliance with Item 1122 Criteria, as of and for the year ended December 31, 2006, excluding the criteria set forth in Items
1122(d)(1)(iii) and 1122(d)(4)(xv), which management has determined are not applicable to the activities performed by the Company with respect to the Platform. Appendix A to management's assertion identifies the individual asset-backed transactions defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion about the
Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the
American Institute of Certified Public Accountants, as adopted by the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether the
Company performed those selected activities in compliance with the servicing criteria during the specified period and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by the
Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each specific asset-backed transaction included in the
Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
As described in management's assertion, for servicing criteria 1122(d)(2)(i) the Company has engaged a vendor to perform certain activities required by this servicing criteria. The Company has determined that this vendor is not considered a "servicer" as defined in Item 1101(j) of
Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to this vendor as permitted by Interpretation 17.06 of the SEC
Division of Corporation Finance Manual of Publicly Available Telephone Interpretations
("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to this vendor. The
Company is solely responsible for determining that it meets the SEC requirements to apply
Interpretation 17.06 for the vendor and related criteria as described in its assertion, and we performed no procedures with respect to the Company's determination of its eligibility to use
Interpretation 17.06.
Our examination disclosed the following material noncompliance with 1122(d)(4)(iv) applicable to the Company during the year ended December 31, 2006. In one of forty-five paid-off loans selected for testing, the Company charged a prepayment charge to a mortgagor that was not in accordance with the related mortgage note.
In our opinion, except for the material noncompliance described in the preceding paragraph, the
Company complied with the aforementioned applicable servicing criteria for the Residential
Mortgage Loan Platform as of and for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Portland, Oregon
February 28, 2007